Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands, except per share data)                                 THREE MONTHS ENDED
                                                                          MARCH 31,
                                                             -------------------------------------
                                                                   2001                2000
                                                             ------------------  -----------------
Net loss                                                             $   (465)         $  (2,464)
                                                             ==================  =================

BASIC:
    Weighted average common shares outstanding                         10,483             10,107
                                                             ==================  =================

    Net loss per common share                                       $   (0.04)         $   (0.24)
                                                             ==================  =================

DILUTED:
    Weighted average common shares outstanding                         10,483             10,107
    Effect of dilutive securities:
        Convertible notes                                                   -                  -
        Stock options                                                       -                  -
        Warrants                                                            -                  -
                                                             ------------------  -----------------
    Weighted average common and common
        equivalent shares outstanding                                  10,483             10,107
                                                             ==================  =================

    Net loss per common and common
        equivalent share                                            $   (0.04)         $   (0.24)
                                                             ==================  =================
